SALE/PURCHASE OF ASSETS AGREEMENT

         This Sale/Purchase of Assets Agreement (the "Agreement") is entered into this 30th day of November, 1998, by and among Chamberlin Hotel, L.L.C., a Virginia limited liability company ("Seller"), and Ohio Key I, Inc., a Florida corporation, and Ohio Key II, Inc., a Florida corporation, (collectively the "Purchaser").

         WHEREAS, Seller owns a leasehold interest, equipment, inventories, contract rights, and miscellaneous assets (the "Assets"); and

         WHEREAS, Purchaser desires to acquire substantially all of the Assets of Seller, and Seller desires to sell the Assets to Purchaser.

         NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Assets Purchased; Liabilities Assumed.

         1.1 Assets Purchased. Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, all of the assets of Seller, including, but not limited to, that certain leasehold interest owned by Seller in the proeprty known as the Chamberlin Hotel (the "Hotel"), consisting of a 282 room hotel, together with all buildings, improvements, attachments and appurtenances thereon and thereunto belonging together with all furniture, furnishings, equipment, linen and supply inventory, and all other personal property owned by Seller and used in connection with the ownership, operations, and maintenance of the Hotel (hereinafter together call the "Personalty"), excepting cash, receivables (less advance deposits), utility deposits, food and beverage inventories, which are to be purchaser at cost from the Seller at Closing.

         1.2 Liabilities Assumed. Purchaser shall accept the assignment and assume responsibility for the payment of the following outstanding liens: (a) Deed of Trust Note dated January 22, 1998, in the original principal amount of $2,000,000.00, executed by James C. Barggren and secured by a Deed of Trust on the Hotel; and (b) Deed of Trust Note dated January 22, 1998, in the original principal amount of $1,000,000.00, executed by James C. Barggren and secured by a Deed of Trust on the Hotel.

Section 2. Purchase Price. The purchase price for the Assets shall be Five Million Three Hundred Fifty Thousand and 00/100 Dollars ($5,350,000.00), which shall be payable in full at closing.

Section 3. Payment of Purchase Price. The price for the Assets shall be paid as follows:

         3.1 Deposit. No deposit shall be required to be made in connection with this Agreement.


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         3.2 Balance of Purchase Price. At Closing, Purchaser shall pay the entire purchase price to Seller by cash, cashier's check, certified check, wire transfer or other immediately available funds, subject to credit for the outstanding loans assumed by Purchaser.

Section 4. Seller's Representations and Warranties. Seller represents and warrants to Purchaser as follows:

         4.1 Existence. Seller is now and on the Closing Date will be a limited liability company duly organized and validly existing and in good standing under the laws of the State of Virginia. Seller has all requisite power and authority to own the Assets and to carry on its business as now being conducted.

         4.2 Authorization. The execution, delivery, and performance of this Agreement have been or will be prior to Closing duly authorized and approved by the members of Seller, and this Agreement constitutes a valid and binding Agreement of Seller in accordance with its terms. If such authorization is not duly given, then either party shall be entitled to terminate this Agreement.

         4.3 Title to Assets. Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, or encumbrances, excepting only the outstanding loans being assumed by the Purchaser. Seller has not previously assigned its interest in the Assets.

         4.4 Transfer Subject to Third-Party Approval. The parties understand that assignment of the current lease relating to the Hotel requires the consent of the Department of the Army and of Chamberlin Hotel Company.

         4.5 Accuracy of Representations and Warranties. None of the representations or warranties of Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Seller knows of no fact that has resulted or will result in a material change in the business, operations, or assets of Seller that has not been set forth in this Agreement or otherwise disclosed to Purchaser.

Section 5. Representations of Purchaser. Purchaser represents and warrants as follows:

         5.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Virginia. Purchaser has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         5.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors and shareholders of Purchaser, and this Agreement constitutes a valid and binding Agreement of Purchaser in accordance with its terms.


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         5.3 Accuracy of Representations and Warranties. None of the
representations or warranties of Purchaser contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

Section 6. Covenants of Seller. Seller covenants and agrees as follows:

         6.1 Seller's Operation of Business Prior to Closing. Seller agrees that between the date of this Agreement and the Closing, Seller will not assign, sell, lease, or otherwise transfer or dispose of any of the Assets, except in the normal and ordinary course of business and in connection with its normal operation.

         6.2 Conditions and Best Efforts. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement and to consummate and complete this Agreement.

Section 7. Covenants of Purchaser. Purchaser covenants and agrees as follows:

         7.1 Conditions and Best Efforts. Purchaser will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Purchaser's obligations under this Agreement, and shall do all acts and things as may be required to carry out Purchaser's obligations and to consummate this Agreement.

Section 8. Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to purchase the Assets is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived in writing by Purchaser:

         8.1 Representations, Warranties, and Covenants of Seller. All representations and warranties made in this Agreement by Seller shall be true as of the Closing as fully as though such representations and warranties had been made on and as of the Closing and, as of the Closing, Seller shall not have violated or have failed to perform in accordance with any covenant contained in this Agreement.

         8.2 Conditions of the Assets. There shall have been no material adverse change in the manner or character of the Assets prior to the Closing.

Section 9. Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived in writing by Seller;

         9.1 Representations, Warranties, and Covenants of Purchaser. All representations and warranties made in this Agreement by Purchaser shall be true as of the Closing as fully as though such representations and warranties had been made on and as of the Closing, and Purchaser shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

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Section 10. Purchaser's Acceptance. Purchaser represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge, and opinion of the value of the Assets. Purchaser has not relied on any representations made by Seller other than those specified in this Agreement. Seller makes no representation as to the value of the Assets or the status of any of the choses in action being assigned to Purchaser. All of the Assets are being sold by Seller and accepted by Purchaser "AS IS, WHERE IS, WITHOUT WARRANTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT."

Section 11. Indemnification and Survival.

         11.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement.

         11.2 Seller's Indemnification. Seller hereby agrees to indemnify and hold Purchaser, its successors, and assigns harmless from and against:

                  11.2.1 Any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of Seller's business prior to the close of business on the day before the Closing, except for claims, liabilities, and obligations of Seller expressly assumed by Purchaser under this Agreement or paid by insurance maintained by Seller or Purchaser.

                  11.2.2 Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller under this Agreement.

         Seller's indemnity obligations under this Section 11.2 shall be subject to the following: If any claim is asserted against Purchaser that would give rise to a claim by Purchaser against Seller for indemnification under the provisions of this Section, then Purchaser shall promptly give written notice to Seller concerning such claim and Seller shall, at no expense to Purchaser, defend the claim.

         11.3 Purchaser's Indemnification. Purchaser agrees to defend, indemnify, and hold harmless Seller from and against:

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                  11.3.1 Any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the business following Closing or arising out of Purchaser's failure to perform obligations of Seller assumed by Purchaser pursuant to this Agreement.

                  11.3.2 Any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Purchaser under this Agreement.

         Purchaser's indemnity obligations under this Section 11.3 shall be subject to the following: If any claim is asserted against Seller that would give rise to a claim by Seller against Purchaser for indemnification under the provisions of this Section, then Seller shall promptly give written notice to Purchaser concerning such claim and Purchaser shall, at no expense to Seller, defend the claim.

Section 12. Closing.

         12.1 Time and Place. This Agreement shall be closed at Diamonstein, Becker & Staley, P.L.C., at 5:00 p.m. on November 30, 1998, or at such other time as the parties may agree in writing. If Closing has not occurred on or prior to midnight, November 30, 1998, then any party may elect to terminate this Agreement

         12.2 Obligations of Seller at the Closing. At the Closing Seller shall deliver to Purchaser one or more bills of sale and/or assignments conveying to Purchaser all of Seller's interest in the Assets.

         12.3 Obligations of Purchaser at the Closing. At the Closing Purchaser shall deliver to Seller the Purchase Price.

         12.4 Books and Records. This sale includes the books of account and records of Seller's business.

         12.5 Seller's Right to Pay. In the event Purchaser fails to make any payment that Purchaser is required to pay to third parties under this Agreement, Seller shall have the right, but not the obligation, to pay the same. Purchaser will reimburse Seller for any such payment immediately upon Seller's demand. Any such payment by Seller shall not constitute a waiver by Seller of any remedy available by reason of Purchaser's default for failure to make the payments.

Section 13. Default.

         13.1 Remedies. If Purchaser fails to perform any of the terms, covenants, conditions, or obligations of this Agreement, time of payment and performance being of the essence, then Seller, subject to the requirements of the notice provided in this Agreement, may have any or all of the following remedies:

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                  13.1.1 The right to retake control of the Assets and all
         choses in action without any payment or compensation to Purchaser.

                  13.1.2 The right to exercise any other remedy available to the Seller at law or in equity.

         13.2 Notice of Default. Purchaser shall not be deemed in default for failure to perform the terms, covenants, and conditions of this Agreement until notice of the default has been given to Purchaser and Purchaser has failed to remedy the default within thirty (30) days after the notice.

Section 14. Bulk Transfers. Intentionally Omitted.

Section 15. Miscellaneous Provisions.

         15.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

         15.2 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at their respective addresses.

         15.3 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

         15.4 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday.

         15.5 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         15.6 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         15.7 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. Any amendments to this Agreement must be in writing and signed by the party against whom enforcement of that amendment is sought.

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         15.8 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         15.9 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any Section thereof was drafted by said party.

         15.10 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement.

         15.11 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

         15.12 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         15.13 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         15.15 Tax Deferred Exchange. Purchaser and Seller request that this transfer be treated as an Internal Revenue Code Section 1031 Tax Deferred Exchange. The parties agree to cooperate in effecting the exchange in accordance with Section 1031 of the Internal Revenue Code, including execution of any documents that may be reasonably necessary to effect the exchange.

         WITNESS, the following signatures as of the date first set forth above.

Ohio Key I, Inc.

By:     /s/ C. John Knorr, Jr.
     ----------------------------
Its: President


Ohio Key II, Inc.

By:     /s/ C. John Knorr, Jr.
     ----------------------------
Its: President


Chamberlin Hotel, L.L.C.

By: /s/ James Barggren
     ----------------------------
Its: President



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